SERVICING AGREEMENT

among

NAVIENT SOLUTIONS, INC.,

as Servicer,

NAVIENT SOLUTIONS, INC.,

as Administrator,

NAVIENT STUDENT LOAN TRUST 2014-1,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but
solely as Eligible Lender Trustee

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,

not in its individual capacity

but solely as Indenture Trustee

Dated as of May 29, 2014

TABLE OF CONTENTS
Page

i

Attachment A	Schedule of Fees
Attachment B	Servicer Locations
Attachment C	Reports
Attachment D	Form of Annual Certification
Attachment E	Servicing Criteria to be Addressed in Assessment of Compliance

ii

SERVICING AGREEMENT

Navient Solutions, Inc. (in such capacity, the “Servicer”), a Delaware corporation, hereby agrees with (i) Navient Student Loan Trust 2014-1 (the “Issuer”), (ii) Deutsche Bank Trust Company Americas, a New York banking corporation, not in its individual capacity but solely in its capacity as eligible lender trustee (the “Eligible Lender Trustee”) under a trust agreement dated as of May 5, 2014, among Navient Funding, LLC, the Eligible Lender Trustee and Deutsche Bank Trust Company Delaware, as Delaware trustee (the “Delaware Trustee”), as amended and restated by an amended and restated trust agreement dated as of May 29, 2014 (the “Trust Agreement”), among Navient Funding, LLC, the Eligible Lender Trustee, the Delaware Trustee and Deutsche Bank National Trust Company, not in its individual capacity but solely in its capacity as the indenture trustee (the “Indenture Trustee”), under an indenture dated as of May 29, 2014 (the “Indenture”), among the Issuer, the Eligible Lender Trustee and the Indenture Trustee, (iii) the Indenture Trustee and (iv) Navient Solutions, Inc., not in its individual capacity but solely in its capacity as administrator (in such capacity, the “Administrator”) under an administration agreement dated as of May 29, 2014 (the “Administration Agreement”), among Navient Funding, LLC, the Issuer, the Eligible Lender Trustee, the Servicer, the Administrator and the Indenture Trustee, as follows:

WHEREAS, the Eligible Lender Trustee will acquire certain education loans to be held in the trust formed pursuant to the Trust Agreement;

WHEREAS, the Issuer will issue notes (the “Notes”) pursuant to the Indenture, which Notes are payable from the assets of the Issuer; and

WHEREAS, the Issuer, the Administrator and the Eligible Lender Trustee desire the Servicer to service the education loans held by the Eligible Lender Trustee on behalf of the Issuer, and the Servicer is willing to service those education loans for the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.

Section 1.1.      Definitions and Usage.  Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Indenture, which also contains rules as to usage that shall be applicable herein.

ARTICLE II.

Section 2.1.      Custody of Trust Student Loan Files.  To assure uniform quality in servicing the Trust Student Loans and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments (collectively the “Trust Student Loan Files”) which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to each Trust Student Loan:

(a)	the original fully executed copy of the note (or all electronic records evidencing the same) evidencing the Trust Student Loan; and

(b)
any and all other documents and computerized records that the Servicer shall keep on file, in accordance with its customary procedures, relating to such Trust Student Loan or any Obligor with respect thereto.

Section 2.2.      Duties of Servicer as Custodian.  The Servicer shall hold the Trust Student Loan Files, including any electronic records evidencing the promissory notes, for the benefit of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Trust Student Loan File, including any electronic records evidencing the Notes, as shall enable the Issuer to comply with this Agreement.  In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the student loan files relating to similar student loans that the Servicer services on behalf of Navient Corporation or any of its Affiliates and shall ensure that it fully complies with all applicable federal and state laws, including the Higher Education Act and any applicable e-sign laws, with respect thereto.  The Servicer shall take all actions necessary with respect to the Trust Student Loan Files held by it under this Agreement and of the related accounts, records and computer systems, in order to enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping with respect to the Servicer’s obligations as custodian hereunder. To the extent that the Servicer does not have possession of all of the electronic records evidencing the promissory notes, the Servicer shall maintain such agreements as are necessary for any third-party having possession of such records to be deemed to be its sub-custodian, including, but not limited to, an agreement to maintain such electronic records as required under the Higher Education Act or any applicable e-sign laws for the period of time required by such laws or as may be necessary to enforce such promissory notes.  The Servicer shall promptly report to the Issuer, the Administrator and the Indenture Trustee any material failure on its part to hold the Trust Student Loan Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.  Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Eligible Lender Trustee or the Indenture Trustee of the Trust Student Loan Files.  If in the reasonable judgment of the Indenture Trustee it is necessary to preserve the interests of the Noteholders and the Trust in the Trust Student Loans or at the request of the Administrator, the Servicer shall transfer physical possession of the notes evidencing the Trust Student Loans to the Indenture Trustee or any other custodian designated by the Indenture Trustee.

Section 2.3.      Maintenance of and Access to Records.  The Servicer shall maintain each Trust Student Loan File at one of its offices specified in Attachment B to this Agreement or at such other office as shall be consented to by the Issuer and the Indenture Trustee upon written notice to the Issuer and the Indenture Trustee.  Upon reasonable prior notice, the Servicer shall make available to the Issuer and the Indenture Trustee, or their respective duly authorized representatives, attorneys or auditors, a list of locations of the Trust Student Loan Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct.

Section 2.4.      Release of Documents.  Upon written instruction from the Indenture Trustee, the Servicer shall release any Trust Student Loan File to the Indenture Trustee, the Indenture Trustee’s agent, or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may reasonably designate, as soon as practicable.  The Indenture Trustee shall cooperate with the Servicer to provide the Servicer with access to the Trust Student Loan Files in order for the Servicer to continue to service the Trust Student Loans after the release of the Trust Student Loan Files.  In the event the Servicer is not provided access to the Trust Student Loan Files, the Servicer shall not be deemed to have breached its obligations pursuant to Section 3.1, 3.2, 3.3 or 3.4 if it is unable to perform such obligations due to its inability to have access to the Trust Student Loans Files.  The Servicer shall not be liable for any losses with respect to the servicing of such Trust Student Loans arising after the release of the related Trust Student Loan Files to the extent the losses are attributable to the Servicer’s inability to have access to the related Trust Student Loan Files.

Section 2.5.      Instructions; Authority to Act.  The Servicer shall be deemed to have received proper instructions with respect to the Trust Student Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.

Section 2.6.      [Reserved].

Section 2.7.      Effective Period and Termination.  Navient Solutions, Inc.’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect for so long as Navient Solutions, Inc. shall remain the Servicer hereunder.  If Navient Solutions, Inc. or any successor Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all the rights and obligations of Navient Solutions, Inc. or any such successor Servicer shall have been terminated under Section 5.1, the appointment of Navient Solutions, Inc. or such successor Servicer as custodian shall be terminated simultaneously with the effectiveness of such resignation or termination.  On or prior to the effective date of any resignation or termination of such appointment, the Servicer shall deliver the Trust Student Loan Files to the successor Servicer, the Indenture Trustee or the Indenture Trustee’s agent, at the direction of the Indenture Trustee, at such place or places as the Indenture Trustee may reasonably designate.  In establishing an effective date for the termination of the Servicer as custodian of the Trust Student Loan Files, the parties shall provide for a reasonable period for the Servicer to deliver the Trust Student Loan Files to its designated successor.

ARTICLE III.

Section 3.1.      Duties of Servicer.  The Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Trust Student Loans with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to similar student loans that it services on behalf of Navient Corporation or any of its Affiliates, beginning on the Closing Date until the Trust Student Loans are paid in full.  Without limiting the generality of the foregoing or of any other provision set forth in this Agreement and notwithstanding any other provision to the contrary set forth herein, the Servicer shall manage, service, administer and make collections with respect to the Trust Student Loans (including the collection of any Interest Subsidy Payments and Special Allowance Payments on behalf of the Eligible Lender Trustee) in accordance with, and otherwise comply with, all applicable federal and state laws, including all applicable rules, regulations and other requirements of the Higher Education Act and the applicable Guarantee Agreements, the failure to comply with which would adversely affect the eligibility of one or more of the Trust Student Loans for federal reinsurance or Interest Subsidy Payments or Special Allowance Payments or one or more of the Trust Student Loans for receipt of Guarantee Payments.

The Servicer’s duties shall include, but shall not be limited to, collection and posting of all payments, responding to inquiries of borrowers on such Trust Student Loans, monitoring borrowers’ status, making required disclosures to borrowers, performing due diligence with respect to borrower delinquencies, sending payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly statements with respect thereto to the Administrator and the Issuer.  The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer.  Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, and the Noteholders or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Trust Student Loans; provided, however, that the Servicer agrees that it will not (a) permit any rescission or cancellation of a Trust Student Loan except as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Eligible Lender Trustee and the Indenture Trustee provided, however, that the Servicer may write off any delinquent Trust Student Loan if the remaining balance of the borrower’s account is less than $50 or (b) reschedule, revise, defer or otherwise compromise with respect to payments due on any Trust Student Loan except pursuant to any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements with respect to the servicing of Student Loans; provided further, however, that the Servicer shall not agree to any reduction of yield with respect to any Trust Student Loan (either by reducing borrower payments or reducing principal balance) except as permitted in accordance with Section 3.12 or otherwise if, and to the extent, the Excess Distribution Certificateholder, the Depositor, the Servicer or the Administrator reimburses the Issuer in an amount sufficient to offset any such effective yield reduction made by the Servicer consistent with such customary servicing procedures as it follows with respect to comparable student loans which it services on behalf of the Navient Corporation or any of its Affiliates.

Section 3.2.      Collection of Trust Student Loan Payments.

A.       The Servicer shall make reasonable efforts (including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement) to collect all payments called for under the terms and provisions of the Trust Student Loans as and when the same shall become due and payable and shall follow such collection procedures as it follows with respect to similar student loans that it services on behalf of Navient Corporation or any of its Affiliates.  The Servicer shall allocate collections with respect to the Trust Student Loans between principal, interest and fees in accordance with Section 2.5 of the Administration Agreement.  The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Trust Student Loan.  The Servicer may, at its option, retain any late payment charges that it collects.

B.        The Servicer shall make reasonable efforts to claim, pursue and collect all Guarantee Payments from the Guarantors pursuant to the Guarantee Agreements with respect to any of the Trust Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as it follows with respect to comparable guarantee agreements and student loans that it services on behalf of Navient Corporation or any of its Affiliates. In connection therewith, the Servicer is hereby authorized and empowered to convey to any Guarantor the note and the related Trust Student Loan File representing any Trust Student Loan in connection with submitting a claim to such Guarantor for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement.  All amounts so collected by the Servicer shall constitute Available Funds for the applicable Collection Period and shall be deposited into the Collection Account or transferred to the Administrator in accordance with Section 2.4 of the Administration Agreement.  The Eligible Lender Trustee shall, upon the written request of the Servicer, furnish the Servicer with any power of attorney and other documents (all in form and substance acceptable to the Eligible Lender Trustee) necessary or appropriate to enable the Servicer to convey such documents to any Guarantor and to make such claims.

C.        The Servicer on behalf of the Eligible Lender Trustee shall, on behalf of the Issuer, make reasonable efforts to claim, pursue and collect all Interest Subsidy Payments and Special Allowance Payments from the Department with respect to any of the Trust Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as the Servicer follows with respect to similar student loans that it services on behalf of the Navient Corporation or any of its Affiliates.  All amounts so collected by the Servicer shall constitute Available Funds for the applicable Collection Period and shall be deposited into the Collection Account or transferred to the Administrator in accordance with Section 2.4 of the Administration Agreement.  In connection therewith, the Servicer shall prepare and file with the Department on a timely basis all claims forms and other documents and filings necessary or appropriate in connection with the claiming of Interest Subsidy Payments and Special Allowance Payments on behalf of the Eligible Lender Trustee and shall otherwise assist the Eligible Lender Trustee in pursuing and collecting such Interest Subsidy Payments and Special Allowance Payments from the Department.  The Eligible Lender Trustee shall upon the written request of the Servicer furnish the Servicer with any power of attorney and other documents (all in form and substance acceptable to the Eligible Lender Trustee) reasonably necessary or appropriate to enable the Servicer to prepare and file such claims forms and other documents and filings.

D.        The Eligible Lender Trustee, on behalf of the Issuer, hereby grants a power of attorney and all necessary authorization to the Servicer to maintain any and all collection procedures with respect to the Trust Student Loans, including filing, pursuing and recovering claims with the Guarantors for Guarantee Payments, filing and pursuing claims with the Department for Interest Subsidy Payments and Special Allowance Payments and taking any steps to enforce such Trust Student Loans, such as commencing a legal proceeding to enforce a Trust Student Loan in the names of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, and the Noteholders.  The Eligible Lender Trustee shall upon the written request of the Servicer furnish the Servicer with any other powers of attorney and other documents (all in form and substance acceptable to the Eligible Lender Trustee) reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

Section 3.3.      Realization upon Trust Student Loans.  For the benefit of the Issuer, the Servicer shall use reasonable efforts consistent with its servicing practices and procedures that it utilizes with respect to comparable student loans that it services on behalf of Navient Corporation or any of its Affiliates and including all efforts that may be specified under the Higher Education Act or Guarantee Agreement in its servicing of any delinquent Trust Student Loans.

Section 3.4.      No Impairment.  The Servicer shall not impair the rights of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, or the Noteholders in any Trust Student Loans.

Section 3.5.      Purchase of Trust Student Loans; Reimbursement.

A.       The Servicer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee shall give notice to the other parties promptly, in writing, upon the discovery of any breach of the provisions of Section 3.1, 3.2, 3.3 or 3.4 which has a material adverse effect on the interest of the Issuer.  In the event of such a material breach which is not curable by reinstatement of the Guarantor’s guarantee of such Trust Student Loan, the Servicer shall purchase the affected Trust Student Loan not later than 120 days following the earlier of the date of discovery of such material breach and the date of receipt of the Guarantor reject transmittal form with respect to such Trust Student Loan.  In the event of a material breach with respect to such Trust Student Loan which is curable by reinstatement of the Guarantor’s guarantee of such Trust Student Loan, unless the material breach shall have been cured within 360 days following the earlier of the date of discovery of such material breach and the date of receipt of the Guarantor reject transmittal form with respect to such Trust Student Loan, the Servicer shall purchase such Trust Student Loan not later than the sixtieth day following the end of such 360-day period.  The purchase price hereunder will be the unpaid principal amount of such Trust Student Loan plus accrued and unpaid interest (calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act) plus an amount equal to all net forfeited Interest Subsidy Payments and Special Allowance Payments with respect to such Trust Student Loan (to the extent not already included in the purchase price).  In consideration of the purchase of any such Trust Student Loan pursuant to this Section 3.5, the Servicer shall remit the purchase price to the Administrator in the manner and at the time specified in Section 2.6 of the Administration Agreement.  Any breach that relates to compliance with the requirements of the Higher Education Act or of the applicable Guarantor but that does not affect such Guarantor’s obligation to guarantee payments of a Trust Student Loan will not be considered to have a material adverse effect for purposes of this Section 3.5A.

B.        In addition, if any breach of Section 3.1, 3.2, 3.3 or 3.4 by the Servicer does not trigger such purchase obligation but does result in the refusal by a Guarantor to guarantee all or a portion of the accrued interest (or any obligation of the Issuer to repay such interest to a Guarantor), or the loss (including any obligation of the Issuer to repay to the Department) of Interest Subsidy Payments and Special Allowance Payments, with respect to any Trust Student Loan affected by such breach, then the Servicer shall reimburse the Issuer in an amount equal to the sum of all such nonguaranteed interest amounts that would have been owed to the Issuer by the Guarantor but for such breach by the Servicer and such forfeited Interest Subsidy Payments or Special Allowance Payments by netting such sum against the Servicing Fee payable to the Servicer for such period and remitting any additional amounts owed in the manner specified in Section 2.6 of the Administration Agreement not later than (i) the last day of the next Collection Period ending not less than 30 days from the date of the Guarantor’s refusal to guarantee all or a portion of accrued interest or loss of Interest Subsidy Payments or Special Allowance Payments, or (ii) in the case where the Servicer reasonably believes such amounts are likely to be collected, not later than the last day of the next Collection Period ending not less than 360 days from the date of the Guarantor’s refusal to guarantee all or a portion of accrued interest or loss of Interest Subsidy Payments or Special Allowance Payments.  At the time such payment is made, the Servicer shall not be required to reimburse the Issuer for interest that is then capitalized, however, such amounts shall be reimbursed if the borrower subsequently defaults and such capitalized interest is not paid by the Guarantor.

C.        Anything in this Section 3.5 to the contrary notwithstanding, if as of the last Business Day of any month the aggregate outstanding principal amount of Trust Student Loans with respect to which claims have been filed with and rejected by a Guarantor or with respect to which the Servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of a breach by the Servicer or the Depositor, exceeds 1% of the Pool Balance, the Servicer or the Seller, as appropriate, shall purchase, within 30 days of a written request of the Indenture Trustee, such affected Trust Student Loans in an aggregate principal amount such that after such purchase the aggregate outstanding principal amount of such affected Trust Student Loans is less than 1% of the Pool Balance.  The Trust Student Loans to be purchased by the Servicer or the Depositor pursuant to the preceding sentence shall be based on the date of claim rejection (or date of notice referred to in the first sentence of this Section 3.5) with the Trust Student Loans with the earliest such date to be purchased first.

D.        In lieu of purchasing Trust Student Loans pursuant to this Section 3.5, the Servicer may, at its option, with the prior consent of the Administrator, arrange for the substitution of Student Loans which are substantially similar as of the date of substitution on an aggregate basis to the Trust Student Loans for which they are being substituted with respect to the following characteristics:

(1)	status (i.e., in-school, grace, deferment, forbearance or repayment);
(2)	program type (i.e., unsubsidized or subsidized Stafford Loans (pre-1993 v. post-1993), PLUS Loans, SLS Loans or Consolidation Loans);
(3)	guarantee percentage;
(4)	school type;
(5)	total return;
(6)	principal balance; and
(7)	remaining term to maturity.

In addition, each substituted Student Loan shall comply, as of the date of substitution, with the representations and warranties made by the Depositor in the Sale Agreement.  In choosing Student Loans to be substituted pursuant to this subsection D, the Servicer shall make a reasonable determination that the Student Loans to be substituted will not have a material adverse effect on the Noteholders.

In the event the Servicer elects to substitute Student Loans pursuant to this Section 3.5 and the Administrator consents to such substitution, the Servicer will remit to the Administrator the amount of any shortfall between the Purchase Amount of the substituted Student Loans and the Purchase Amount of the Trust Student Loans for which they are being substituted.  The Servicer shall also remit to the Administrator an amount equal to all nonguaranteed interest amounts that would have been owed to the Issuer by the Guarantor but for the breach of the Servicer and forfeited Interest Subsidy Payments and Special Allowance Payments with respect to the Trust Student Loans in the manner provided in Section 2.6 of the Administration Agreement.

E.        The sole remedy of the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Noteholders with respect to a breach pursuant to Section 3.1, 3.2, 3.3 or 3.4 shall be to require the Servicer to purchase Trust Student Loans, to reimburse the Issuer as provided above or to substitute Student Loans pursuant to this Section.

F.        The Eligible Lender Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Trust Student Loan or the reimbursement for any interest penalty pursuant to this Section 3.5.

G.        The Servicer shall not be deemed to have breached its obligations pursuant to Section 3.1, 3.2, 3.3 or 3.4 if it is rendered unable to perform such obligations, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes, hurricanes, floods and other disasters).  The Servicer shall diligently perform its duties under this Agreement as soon as practicable following the termination of such interruption of business.

H.        The Servicer also will have an option, but not the obligation, to purchase any Trust Student Loan on any date; provided that the Servicer may not purchase Trust Student Loans if the aggregate outstanding principal balance thereof (at the time of purchase) exceeds 2.0% of the Initial Pool Balance as of the date of determination.  To exercise such option, the Servicer shall notify the Administrator, the Depositor, the Issuer and the Indenture Trustee thereof in advance in writing, and the Servicer shall deposit into the Collection Account an amount equal to the purchase price, as calculated pursuant to Section 3.5.A hereof, for the Trust Student Loans so purchased.

Section 3.6.      Primary Servicing Fee; Carryover Servicing Fee.  The Primary Servicing Fee for each calendar month and any Carryover Servicing Fees payable on any Distribution Date in arrears by the Issuer shall be equal to the amounts determined by reference to the schedule of fees attached hereto as Attachment A.  Notwithstanding anything to the contrary contained herein or in any other Basic Document, the Servicer shall be entitled to receive any Carryover Servicing Fee on any Distribution Date only if and to the extent that sufficient funds are available pursuant to Section 2.8(i) of the Administration Agreement.

Section 3.7.      Access to Certain Documentation and Information Regarding Trust Student Loans.  Upon reasonable prior notice, the Servicer shall provide to the Administrator and its agents access to the Trust Student Loan Files and shall permit the Administrator to examine and make copies of, and abstracts from, the records and books of account of the Servicer relating to the Trust Student Loans and shall permit the Administrator to undertake periodic site reviews of the Servicer’s operations relating to the servicing of the Trust Student Loans (including on the premises of any agent of the Servicer).  Reasonable access shall be afforded to the Administrator without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer.  Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

Section 3.8.      Servicer Expenses.  The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Administrator, including, without limitation, any such fees, disbursements, taxes and expenses owed to any Subservicers or Subcontractors appointed in accordance with Section 3.9 hereof, provided, however, the Carryover Servicing Fee will be subject to increase agreed to by the Administrator, the Indenture Trustee and the Servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the Servicer or any Subservicer in providing the services to be provided hereunder, whether due to changes in applicable governmental regulations, Guarantor program requirements or regulations or postal rates.  Notwithstanding anything to the contrary contained herein, the Servicer may, at its option, collect fees from the Obligors in connection with sending payment histories and amortization schedules to Obligors, faxing documents to Obligors, providing credit reference letters to Obligors, providing a “speed pay” payment option to Obligors and for other similar optional services requested by an Obligor and may retain such fees.  The Servicer may also, at its option, collect fees from Obligors for returned check processing or other insufficient fund transactions and may assess such fees from the Obligor’s Trust Student Loan payment and retain such fees.

Section 3.9.      Appointment of Subservicers or Subcontractors.

A.       The Servicer may at any time, upon the written consent of the Administrator and the Eligible Lender Trustee, appoint a Subservicer or Subservicers to perform all or any portion of its obligations as Servicer hereunder; provided, however, that any applicable Rating Agency Condition shall have been satisfied in connection therewith; provided, further, that the Servicer shall remain obligated and be liable to the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Noteholders for the servicing and administering of the Trust Student Loans in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Trust Student Loans.  The fees and expenses of any Subservicer shall be as agreed between the Servicer and its Subservicer from time to time and none of the Issuer, the Eligible Lender Trustee, the Indenture

Trustee or the Noteholders shall have any responsibility therefor.  With respect to satisfying the Rating Agency Condition referred to above, the term “Subservicer” shall be deemed not to include Subcontractors such as systems providers, systems developers or systems maintenance contractors, collection agencies, credit bureaus, lock box providers, mail service providers and other similar types of service providers.

B.        The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Issuer to comply with the reporting and compliance provisions of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer as is required to be filed  with the Commission.  The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Issuer and the Administrator any servicer compliance statement required to be delivered by such Subservicer, any assessment of compliance and attestation required to be delivered by such Subservicer each as set forth in Article VII of this Agreement and any certification required to be delivered to the Person that will be responsible for signing a Sarbanes Certification on behalf of the Issuer as and when required to be delivered.

C.        The Servicer shall promptly upon request provide to the Issuer a written description (in form and substance satisfactory to the Issuer) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which, if any, elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified in clause (ii) of this paragraph.

D.        As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Issuer to comply with the reporting and compliance provisions of Article VII of this Agreement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Issuer and the Administrator any assessment of compliance and attestation required to be delivered by such Subcontractor, each as set forth in Article VII of this Agreement, in each case as and when required to be delivered.

E.        The Servicer shall cause any Subservicer appointed hereunder (i) to deliver to the Eligible Lender Trustee, as soon as possible after delivery to the Department, a copy of its annual compliance audit, as required by Section 428(b)(1)(U) of the Higher Education Act; (ii) to deliver on an annual basis, promptly after receipt thereof, copies of its SAS 70 report; and (iii) to deliver an officer’s certificate, within sixty (60) days of the end of its fiscal year, certifying that there has been no security breach with respect to any of the Trust Student Loan data entrusted to such Subservicer in connection with this Agreement.

Section 3.10.   Reports.  With respect to Trust Student Loans, the Servicer shall prepare reports and data and furnish the following information to the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, unless otherwise noted, at the specified times:

(a)	[Reserved]
(b)	Within 30 days following the end of each calendar quarter, to the Department, owner’s request for interest and Special Allowance Payments (ED 799);
(c)	To credit reporting agencies as may be selected by the Servicer, credit reporting agency reporting in accordance with the Higher Education Act;
(d)
At any time the Eligible Lender Trustee or the Indenture Trustee, as the case may be, shall have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under related documents, and within five (5) Business Days of receipt of a request therefor, the Servicer shall furnish to the Eligible Lender Trustee or to the Indenture Trustee a list of all Trust Student Loans (by borrower loan identification number, type and outstanding principal balance) and any additional information requested relating to the Trust Student Loans; and

(e)	From time to time as may be reasonably requested, reports and data providing additional information on the Trust Student Loans.

Section 3.11.    Covenants and Agreements of the Issuer, Administrator, Eligible Lender Trustee and Servicer.  The Issuer, the Administrator, the Servicer and the Eligible Lender Trustee each agree that:

A.       Any payment and any communications received at any time by the Issuer, Administrator and the Eligible Lender Trustee with respect to a Trust Student Loan shall be immediately transmitted to the Servicer.  Such communications shall include, but not be limited to, requests or notices of loan cancellation, notices of borrower disqualification, letters, changes in address or status, notices of death or disability, notices of bankruptcy and forms requesting deferment of repayment or forbearance.

B.        The Servicer may change any part or all of its equipment, data processing programs and any procedures and forms in connection with the services performed hereunder so long as the Servicer continues to service the Trust Student Loans in conformance with the requirements herein.  The Servicer shall not make any material change in its servicing system and operations with respect to the Trust Student Loans without the prior written consent of the Administrator, which consent will not be unreasonably withheld.  Each written request for consent by the Servicer shall be acted upon promptly by the Administrator.  Anything in this paragraph B to the contrary notwithstanding, the Servicer will not be required to request the consent of the Administrator with respect to any changes in the Servicer’s servicing system and operations which the Servicer reasonably determines are required due to changes in the Higher Education Act or Guarantor program requirements.

C.        The Eligible Lender Trustee will furnish the Servicer with a copy of any and all Guarantee Agreements relating to the Trust Student Loans serviced hereunder.

D.        The Servicer may and, at the direction of the Administrator, shall include marketing or informational material generally provided to borrowers of loans owned by Navient Corporation or any of its Affiliates with communications sent to a borrower.

E.        The Servicer may, in its discretion, if requested by a borrower of a Trust Student Loan, arrange for the sale of such Trust Student Loan to another lender which holds another student loan of such borrower at a price not less than the purchase price for any such Trust Student Loan, as calculated pursuant to Section 3.5.A hereof.

F.        The Servicer shall arrange for the sale of a Trust Student Loan to Blue Ridge Funding (or the seller from which Blue Ridge Funding originally purchased such Trust Student Loan), SLM National Funding (or the seller from which SLM National Funding originally purchased such Trust Student Loan), VL Funding (or the seller from which VL Funding originally purchased such Trust Student Loan), Navient CFC or another Affiliate of Navient Corporation, as applicable, upon receipt by the Servicer of an executed consolidation loan application from the borrower of the related Trust Student Loan or a request from the borrower to add additional loans to such Trust Student Loan as permitted under the Higher Education Act.  The sale price for such Trust Student Loan shall equal the purchase price for any such Trust Student Loan, as calculated pursuant to Section 3.5.A hereof.

G.        The Issuer, Servicer or Administrator shall notify the Eligible Lender Trustee, in writing, if it becomes aware of the termination of any Guarantee Agreement.

Section 3.12.   Special Programs.  The Servicer may offer borrowers of the Trust Student Loans special programs (e.g., Great Returnssm and Direct Repaysm) generally offered to the obligors of similar loans owned by Navient Corporation or any of its Affiliates and serviced by the Servicer.  Whether or not any such program is required by the Higher Education Act or is optional and effectively reduces the borrower interest rate or principal balances on the Trust Student Loans (each such reduction, a “Borrower Benefit Yield Reduction”) such special program may be applied to the Trust Student Loans at the discretion of the Servicer.  Each of the Excess Distribution Certificateholder, the Depositor, the Servicer, the Administrator and any other Affiliate of Navient Corporation shall be deemed to be a third party beneficiary of this Section 3.12 and shall make appropriate arrangements to compensate the Servicer for increased costs associated with material changes to existing special programs or the implementation and support of any new special programs.

Section 3.12A  Prepayments Relating to Borrower Benefit Yield Reductions.  In the event of an anticipated deficiency due to the application of a Borrower Benefit Yield Reduction, any of the Excess Distribution Certificateholder, the Depositor, the Servicer, the Administrator or any other Affiliate of Navient Corporation may (but shall not be required to) make a prepayment to the Issuer of the amount that would be required to offset such anticipated deficiency.  On each date when the Issuer receives a prepayment of such amounts, it shall deposit such amounts into the Borrower Benefit Account, and such amounts shall be included in Available Funds on the next Distribution Date to the extent there is a deficiency caused by a realized Borrower Benefit Yield Reduction for the related Collection Period.

Section 3.13.    Financial Statements.  At any time that the Servicer is not an Affiliate of the Administrator, the Servicer shall provide to the Indenture Trustee, the Eligible Lender Trustee and the Administrator (a) as soon as possible, and in no event more than 120 days after the end of each fiscal year of the Servicer, audited financials as at the end of and for such year and (b) as soon as possible, and in no event more than 30 days after the end of each quarterly accounting period of the Servicer, unaudited financials as at the end of and for such period.

Section 3.14.    Insurance.  The Servicer shall maintain or cause to be maintained insurance with respect to its property and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of institutions of the same type and size.

Section 3.15.    Administration Agreement.  The Servicer agrees to perform all duties required of the Servicer under the Administration Agreement using that degree of skill and attention that the Servicer exercises with respect to its comparable business activities.

Section 3.16.    Lender Identification Number.  The Eligible Lender Trustee may permit trusts established by the Depositor to securitize student loans, other than the Trust, to use the Department lender identification number applicable to the Issuer if the servicing agreements with respect to such other trusts include provisions substantially similar to this paragraph.  In such event, the Servicer may claim and collect Interest Subsidy Payments and Special Allowance Payments with respect to Trust Student Loans and student loans in such other trusts using such common lender identification number.  Notwithstanding anything herein or in the Basic Documents to the contrary, any amounts assessed against payments (including, but not limited to, Interest Subsidy Payments and Special Allowance Payments) due from the Department to any such other trust using such common lender identification number as a result of amounts owing to the Department from the Issuer will be deemed for all purposes hereof and of the Basic Documents (including for purposes of determining amounts paid by the Department with respect to the student loans in the Trust and such other trust) to have been assessed against the Issuer and shall be deducted by the Administrator or the Servicer and paid to such other trust from any collections made by them which would otherwise have been payable to the Collection Account for the Issuer.  Any amounts assessed against payments due from the Department to the Issuer as a result of amounts owing to the Department from such other trust using such common lender identification number will be deemed to have been assessed against such other trust and will be deducted by the Administrator or the Servicer from any collections made by them which would otherwise be payable to the collection account for such other trust and paid to the Issuer.

Section 3.17.    Privacy and Information Security Provisions.  With respect to information that is “non-public personal information” (as defined in the GLB Regulations) that is disclosed or provided by the Trust (or on the Trust’s behalf) to the Servicer in connection with this Agreement, or any Basic Document to which the Servicer is a party, the Servicer agrees, subject to the terms hereof and the limitations of liability set forth herein, that in performing its obligations under this Agreement, the Servicer shall comply with all reuse, redisclosure, or other customer information handling, processing, security, and protection requirements that are specifically required of a non-affiliated third-party processor or servicer (or subcontractor) under the GLB Regulations and other applicable federal consumer privacy laws, rules, and regulations.  Without limiting the foregoing, the Servicer agrees that:

(i)
the Servicer is prohibited from disclosing or using any “non-public personal information” (as defined in the GLB Regulations) disclosed or provided by the Trust or on the Trust’s behalf to the Servicer, except solely to carry out the purposes for which it was disclosed, including use under an exception contained in 12 CFR sections 40.14 or 40.15 or 16 CFR sections 313.14 or 313.15, as applicable, of the GLB Regulations in the ordinary course of business to carry out those purposes; and

(ii)
the Servicer has implemented and will maintain an information security program designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, Final Rule (12 CFR Part 30, Appendix B) and the Federal Trade Commission’s Standards for Safeguarding Customer Information (16 CFR Part 314).

ARTICLE IV.

Section 4.1.      Representations of Servicer.  The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) the Trust Student Loans and appointing the Servicer as servicer hereunder.  The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

A.       Organization and Good Standing.  The Servicer is duly organized and validly existing as a corporation formed under the laws of the State of Delaware and in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to service the Trust Student Loans and to hold the Trust Student Loan Files as custodian.

B.        Due Qualification.  The Servicer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Trust Student Loans as required by this Agreement) shall require such qualifications.

C.        Power and Authority.  The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary action.  No registration with or approval of any governmental agency is required for the due execution and delivery by, and enforceability against, the Servicer of this Agreement.

D.        Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and subject to equitable principles.

E.        No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the bylaws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement and the other Basic Documents); nor violate any law or, to the best of the Servicer’s knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

F.        No Proceedings.  There are no proceedings or investigations pending, or, to the Servicer’s best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties:  (i) asserting the invalidity of this Agreement or any of the other Basic Documents to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents to which the Servicer is a party, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents to which the Servicer is a party, or (iv) relating to the Servicer and which might adversely affect the federal or state income tax attributes of the Notes.

Section 4.2.      Indemnities of Servicer.  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

The Servicer shall pay for any loss, liability or expense, including reasonable attorneys’ fees, that may be imposed on, incurred by or asserted against the Issuer or the Eligible Lender Trustee by the Department pursuant to the Higher Education Act, to the extent that such loss, liability or expense arose out of, or was imposed upon the Issuer or the Eligible Lender Trustee through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its obligations and duties under this Agreement or by reason of the reckless disregard of its obligations and duties under this Agreement, where the final determination that any such loss, liability or expense arose out of, or was imposed upon the Issuer or the Eligible Lender Trustee through, any such negligence, willful misfeasance, bad faith or recklessness on the part of the Servicer is established by a court of law, by an arbitrator or by way of settlement agreed to by the Servicer.  Notwithstanding the foregoing, if the Servicer is rendered unable, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes, hurricanes, floods and other disasters) to satisfy its obligations under this Agreement, the Servicer shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other parties hereto, for so long as the Servicer remains unable to perform such obligation as a result of such event.

For purposes of this Section, in the event of the termination of the rights and obligations of Navient Solutions, Inc. (or any successor thereto pursuant to Section 4.3) as Servicer pursuant to Section 5.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 5.2.

Liability of the Servicer under this Section shall survive the resignation or removal of the Servicer, Eligible Lender Trustee or the Indenture Trustee or the termination of this Agreement.  If the Servicer shall have made any payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

Section 4.3.      Merger or Consolidation of, or Assumption of the Obligations of, Servicer.  The Servicer hereby agrees that, upon (a) any merger or consolidation of the Servicer into another Person, (b) any merger or consolidation to which the Servicer shall be a party resulting in the creation of another Person or (c) any Person succeeding to the properties and assets of the Servicer substantially as a whole, the Servicer shall (i) cause such Person (if other than the Servicer) to execute an agreement which states expressly that such Person assumes every obligation of the Servicer hereunder, (ii) deliver to the Eligible Lender Trustee and Indenture Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) cause the Rating Agency Condition to have been satisfied with respect to such transaction and (iv) cure any existing Servicer Default or any continuing event which, after notice or lapse of time or both, would become a Servicer Default.  Upon compliance with the foregoing requirements, such Person shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement.

Section 4.4.      Limitation on Liability of Servicer.  The Servicer shall not be under any liability to the Issuer, the Noteholders, the Administrator, the Eligible Lender Trustee or the Indenture Trustee except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement, for errors in judgment, for any incorrect or incomplete information provided by schools, borrowers, Guarantors and the Department, for the failure of any party to this Servicing Agreement or any other Basic Document to comply with its respective obligations hereunder or under any other Basic Document or for any losses attributable to the insolvency of any Guarantor; provided, however, that this provision shall not protect the Servicer against its obligation to purchase Student Loans from the Trust pursuant to Section 3.5 hereof or to pay to the Trust amounts required pursuant to Section 3.5 hereof or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement.  The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action where it is not named as a party; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Noteholders. To the extent that the Servicer is required to appear in or is made a defendant in any legal action or other proceeding relating to the servicing of the Trust Student Loans, the Issuer shall indemnify and hold the Servicer harmless from all cost, liability or expense of the Servicer not arising out of or relating to the failure of the Servicer to comply with the terms of this Agreement.

Section 4.5.      Navient Solutions, Inc. Not to Resign as Servicer.  Subject to the provisions of Section 4.3, Navient Solutions, Inc. shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law.  Notice of any such determination permitting the resignation of Navient Solutions, Inc. shall be communicated to the Eligible Lender Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee and the Indenture Trustee concurrently with or promptly after such notice.  No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of Navient Solutions, Inc. in accordance with Section 5.2.

ARTICLE V.

Section 5.1.      Servicer Default.  If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(1)
any failure by the Servicer (i) to deliver to the Indenture Trustee for deposit in the Trust Accounts any payment required by the Basic Documents to which the Servicer is a signatory or (ii) in the event that daily deposits into the Collection Account are not required, to deliver to the Administrator any payment required by the Basic Documents, which failure in case of either clause (i) or (ii) continues unremedied for five Business Days after written notice of such failure is received by the Servicer from the Eligible Lender Trustee, the Indenture Trustee or the Administrator or five Business Days after discovery of such failure by an officer of the Servicer; or

(2)
any failure by the Servicer duly to observe or to perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement or any other Basic Document to which the Servicer is a signatory, which failure shall (i) materially and adversely affect the rights of the Indenture Trustee, on behalf of the Noteholders, or the Noteholders and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the Indenture Trustee, the Eligible Lender Trustee or the Administrator or (B) to the Servicer, and to the Indenture Trustee and the Eligible Lender Trustee by the Noteholders

representing at least a majority of the Outstanding Amount of the Notes; provided, however, that any breach of Section 3.1, 3.2, 3.3 or 3.4 shall not be deemed a Servicer Default so long as the Servicer is in compliance with its purchase and reimbursement obligations under Section 3.5; or

(3)	an Insolvency Event occurs with respect to the Servicer; or

(4)	any failure by the Servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer; or

(5)
any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required  under Article VII (including, without limitation, any failure by the Servicer to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB), which continues unremedied for fifteen (15) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Noteholders of Notes evidencing at least a majority of the Outstanding Amount of the Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Eligible Lender Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 3.5 and Section 4.2) of the Servicer under this Agreement.  As of the effective date of termination of the Servicer, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Trust Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 5.2.  The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Trust Student Loan.  All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Trust Student Loan Files to the successor Servicer and amending this Agreement and any other Basic Documents to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (other than the Indenture Trustee acting as the Servicer under this Section 5.1) upon presentation of reasonable documentation of such costs and expenses.  Upon receipt of notice of the occurrence of a Servicer Default, the Eligible Lender Trustee shall give notice thereof (which notice shall be prepared by the Administrator) to the Rating Agencies then rating the Notes.

Section 5.2.      Appointment of Successor.

A.       Upon receipt by the Servicer of notice of termination pursuant to Section 5.1, or the resignation by the Servicer in accordance with the terms of this Agreement, the predecessor

Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and duties of Navient Solutions, Inc.  In the event of the termination hereunder of the Servicer, the Issuer shall appoint a successor Servicer acceptable to the Indenture Trustee and the Eligible Lender Trustee, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee and the Eligible Lender Trustee.  In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee and any Carryover Servicing Fees.  Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution whose regular business shall include the servicing of student loans, as the successor to the Servicer under this Agreement; provided, however, that such right to appoint or to petition for the appointment of any such successor Servicer shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

B.        Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Servicer that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Servicer (which shall not exceed the Servicing Fee unless the Rating Agency Condition is satisfied with respect to such compensation arrangements) and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement; provided, that the successor Servicer shall assume no liability or responsibility for any acts, representations, obligations or covenants of any predecessor Servicer prior to the date that the successor Servicer becomes Servicer hereunder.

C.        Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Servicer pursuant hereto and thereto, shall be entitled to resign to the extent a qualified successor Servicer has been appointed and has assumed all the obligations of the Servicer in accordance with the terms of this Agreement and the other Basic Documents.

Section 5.3.      Notification to Noteholders.  Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article V, the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies then rating the Notes (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies then rating the Notes).

Section 5.4.      Waiver of Past Defaults.  The Noteholders of Notes evidencing at least a majority of the Outstanding Amount of the Notes may, on behalf of all Noteholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust

Accounts (or giving instructions regarding the same) in accordance with this Agreement.  Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Administration Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE VI.

Section 6.1.      Amendment.

A.       This Agreement may be amended by the Servicer, the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, without the consent of any of the Noteholders, (i) to comply with any change in any applicable federal or state law, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Eligible Lender Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder whose consent has not been obtained, or (ii) to correct any manifest error in the terms of this Agreement as compared to the terms expressly set forth in the Prospectus.

B.        This Agreement may also be amended from time to time by the Servicer, the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, with the consent of the Noteholders of Notes evidencing at least a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Trust Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Noteholders of which are required to consent to any such amendment, without the consent of all outstanding Noteholders.

It shall not be necessary for the consent of Noteholders pursuant to this clause B, to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution of any amendment to this Agreement (or, in the case of the Rating Agencies then rating the Notes, 15 days prior thereto), the Eligible Lender Trustee shall furnish written notification (such notice to be prepared by the Administrator) of the substance of such amendment to the Indenture Trustee and each of the Rating Agencies then rating the Notes.

Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.  The Indenture Trustee and the Eligible Lender Trustee may, but shall not be obligated to, execute and deliver such amendment which affects its rights, powers, duties or immunities hereunder.

Section 6.2.      Notices.  All notices hereunder shall be given by United States certified or registered mail, by facsimile or by other telecommunication device capable of creating written record of such notice and its receipt.  Notices hereunder shall be effective when received and shall be addressed to the respective parties hereto at the addresses set forth below, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this section.

If to the Servicer, to:

Navient Solutions, Inc.
2001 Edmund Halley Drive
Reston, Virginia  20191
Attn:  Senior Vice President, Servicing

If to the Issuer, to:

Navient Student Loan Trust 2014-1
c/o Deutsche Bank Trust Company Americas
60 Wall Street, 16th Floor
MS60-1625
New York, New York 10005
Attn: Structured Finance Services/Asset Backed Securities

If to the Administrator, to:

Navient Solutions, Inc.
2001 Edmund Halley Drive
Reston, Virginia  20191
Attn:  ABS Administration

If to the Eligible Lender Trustee, to:

Navient Student Loan Trust 2014-1
c/o Deutsche Bank Trust Company Americas
60 Wall Street, 16th Floor
MS60-1625
New York, New York 10005
Attn: Structured Finance Services/Asset Backed Securities

If to the Indenture Trustee, to:

Deutsche Bank National Trust Company
100 Plaza One
Jersey City, New Jersey 07311
Attention: Structured Finance Services/Asset Backed Securities

Section 6.3.      Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute one and the same instrument.

Section 6.4.      Entire Agreement; Severability.  This Agreement constitutes the entire agreement among the Issuer, the Administrator, the Eligible Lender Trustee, the Indenture Trustee and the Servicer.  All prior representations, statements, negotiations and undertakings with regard to the subject matter hereof are superseded hereby.

If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 6.5.      Governing Law.  The terms of this Agreement shall be subject to all applicable provisions of the Higher Education Act and shall be construed in accordance with and governed by the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties, hereunder shall be determined in accordance with such laws.

Section 6.6.      Relationship of Parties.  The Servicer is an independent contractor and, except for the services which it agrees to perform hereunder, the Servicer does not hold itself out as an agent of any other party hereto.  Nothing herein contained shall create or imply an agency relationship among Servicer and any other party hereto, nor shall this Agreement be deemed to constitute a joint venture or partnership between the parties.

Section 6.7.      Captions.  The captions used herein are for the convenience of reference only and not part of this Agreement, and shall in no way be deemed to define, limit, describe or modify the meanings of any provision of this Agreement.

Section 6.8.      Nonliability of Directors, Officers and Employees of Servicer, the Eligible Lender Trustee, the Indenture Trustee and the Administrator.  No member of the board of directors or any officer, employee or agent of the Servicer, the Administrator, the Eligible Lender Trustee or the Indenture Trustee (or any Affiliate of any such party) shall be personally liable for any obligation incurred under this Agreement.

Section 6.9.      Assignment.  This Agreement may not be assigned by the Servicer except as permitted under Sections 4.3, 4.5 and 5.2 hereof.  This Agreement may not be assigned by the Administrator except as permitted under Sections 4.3 and 4.6 of the Administration Agreement.

Section 6.10.     Limitation of Liability of Eligible Lender Trustee and Indenture Trustee.

A.        Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Deutsche Bank Trust Company Americas, not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall Deutsche Bank Trust Company Americas, in its individual capacity or, except as expressly provided in the Trust

Agreement, as Eligible Lender Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Eligible Lender Trustee hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

B.         Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee, and in no event shall Deutsche Bank National Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

ARTICLE VII.

Section 7.1.      Intent of the Parties; Reasonableness.  The Eligible Lender Trustee, Administrator, on behalf of the Issuer, and the Servicer acknowledge and agree that the purpose of Article VII of this Agreement is to facilitate compliance by the Issuer with the provisions of Regulation AB and related rules and regulations of the Commission.

None of the Eligible Lender Trustee, Administrator, on behalf of the Issuer, nor the Servicer shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Administrator, on behalf of the Issuer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection therewith, the Servicer shall cooperate fully with the Administrator, on behalf of the Issuer, to deliver to the Administrator, on behalf of the Issuer (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Administrator, on behalf of the Issuer, to permit the Administrator, on behalf of the Issuer, to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer and/or any Subservicer or the servicing of the Trust Student Loans, reasonably believed by the Administrator, on behalf of the Issuer, to be necessary in order to effect such compliance.

The Administrator, on behalf of the Issuer, (including any of its assignees or designees) shall cooperate with the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Issuer’s reasonable judgment, to comply with Regulation AB.

Section 7.2.      Reporting Requirements. A. If so requested by the Administrator, acting on behalf of the Issuer, for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of Notes, the Servicer shall (or shall cause each Subservicer to) (i) notify the Issuer and the Administrator in writing of any material litigation or governmental proceedings pending against the Servicer and any Subservicer and (ii) provide to the Issuer a description of such proceedings, affiliations or relationships.

B.  As a condition to the succession to Servicer or any Subservicer by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Issuer and the Administrator, at least 10 Business Days prior to the effective date of such succession or appointment, (x) written notice to the Issuer of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Administrator, acting on behalf of the Issuer, all information reasonably requested by the Administrator, acting on behalf of the Issuer, in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of Notes.

C.  In addition to such information as the Servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Administrator, acting on behalf of the Issuer, the Servicer and any Subservicer shall provide such information regarding the performance or servicing of the Trust Student Loans as is reasonably required to facilitate preparation of monthly distribution reports in accordance with Item 1121 of Regulation AB.

Section 7.3.      Servicer Compliance Statement.  On or before March 31st of each calendar year, commencing in 2014, the Servicer shall deliver to the Issuer and the Administrator a statement of compliance addressed to the Issuer and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof and shall facilitate the delivery of any required statement of compliance by each Subservicer.

Section 7.4.      Report on Assessment of Compliance and Attestation.

A.           On or before March 31st of each calendar year, commencing in 2014, the Servicer shall:

(i)
if requested by the Administrator, on behalf of the Issuer, deliver to the Issuer a report (in form and substance reasonably satisfactory to the Issuer) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Issuer and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Attachment E attached to this Agreement;

(ii)
if requested by the Administrator, on behalf of the Issuer, deliver to the Issuer and the Administrator a report of a registered public accounting firm reasonably acceptable to the Administrator, acting on behalf of the Issuer, that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)
cause each Subservicer and Subcontractor, determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Administrator, acting on behalf of the Issuer, an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section; and

(iv)
if requested by the Administrator, on behalf of the Issuer, not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Issuer, the Administrator and any other Person that will be responsible for signing the Sarbanes Certification on behalf of an Issuer with respect to this securitization transaction the Annual Certification in the form attached hereto as Attachment D.

The Servicer acknowledges that the parties identified in clause A(iv) above may rely on any certification provided by the Servicer or any Subservicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  The Administrator, on behalf of the Issuer, will not request delivery of items in clauses A(i), (ii), (iii) and (iv) above unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes the Trust Student Loans.

B.        Each assessment of compliance provided by a Subservicer shall address each of the Servicing Criteria specified on a certification to be delivered to the Servicer, the Issuer, and the Administrator on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor need not address any elements of the Servicing Criteria other than those specified by the Servicer and the Issuer on the date of such appointment.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by their duly authorized officers as of May 29, 2014.

NAVIENT SOLUTIONS, INC.,
as Servicer

By: /s/ Jeffrey Stine
Name:   Jeffrey Stine
Title:     Vice President

NAVIENT SOLUTIONS, INC.,
as Administrator

By: /s/ Stephen O’Connell
Name:  Stephen O’Connell
Title:    Senior Vice President and Treasurer

NAVIENT STUDENT LOAN TRUST 2014-1

By: DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but solely as Eligible Lender Trustee

By: /s/ Michele H.Y. Voon
Name:   Michele H.Y. Voon
Title:     Vice President

By: /s/ Mark DiGiacomo
Name:  Mark DiGiacomo
Title:    Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Eligible Lender Trustee under an Amended and Restated Trust Agreement, dated as of May 29, 2014, among Navient Funding, LLC, Deutsche Bank Trust Company Americas, in its capacity as Eligible Lender Trustee, Deutsche Bank Trust Company Delaware, in its capacity as Delaware Trustee, and Deutsche Bank National Trust Company, in its capacity as Indenture Trustee.

By: /s/ Michele H.Y. Voon
Name:   Michele H.Y. Voon
Title:     Vice President

By: /s/ Mark DiGiacomo
Name:  Mark DiGiacomo
Title:    Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee under an Indenture, dated as of May 29, 2014, among Navient Student Loan Trust 2014-1, Deutsche Bank Trust Company Americas, not in its individual capacity but solely as the Eligible Lender Trustee, and Deutsche Bank National Trust Company, in its capacity as Indenture Trustee

By: /s/ Michele H.Y. Voon
Name:   Michele H.Y. Voon
Title:     Vice President

By: /s/ Mark DiGiacomo
Name:  Mark DiGiacomo
Title:    Vice President

ATTACHMENT A

SCHEDULE OF FEES

The Servicer will receive a Primary Servicing Fee and a Carryover Servicing Fee (together, the “Servicing Fee”).

The “Primary Servicing Fee” for any month is equal to the sum of the monthly servicing fees for the Trust Student Loans owned by the Trust during that month.  The monthly servicing fee for a Trust Student Loan is calculated on a unit basis and is an amount equal to (i) $1.50 per month per borrower for trust student loans that are in in-school status, (ii) $2.75 per month per borrower for trust student loans that are in grace status and (iii) $3.25 per month per borrower for all other trust student loans.  A trust student loan’s current payment status will be determined as of the last day of each month.  In the event a borrower has more than one trust student loan and those loans are in different payment statuses, the monthly servicing fee will be paid at the higher unit rate.  In no event, however, will the Primary Servicing Fee for any month exceed the sum of (i) 1/12 of 0.90% of the aggregate outstanding principal balance of the Trust’s non-Consolidation Loans and (ii) 1/12 of 0.50% of the aggregate outstanding principal balance of the Trust’s Consolidation Loans, in each case, calculated as of the Closing Date or the first day of the preceding calendar month, as the case may be.

The Servicer has the right to annually increase its fees by an amount equal to the percentage increase in the U.S. Department of Labor’s Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average for the most recent twelve month period available at the time of each such annual adjustment; provided, that such increase shall not be less than 3% per annum.

The Primary Servicing Fee will be payable out of Available Funds, with respect to each Distribution Date and amounts on deposit in the Collection Account and the Reserve Account on such Distribution Date, commencing on the July 2014 Distribution Date.

The “Carryover Servicing Fee” will be payable out of Available Funds in accordance with Section 2.8(i) of the Administration Agreement on each Distribution Date and is the sum of: (a) the amount, if any, of primary servicing fees accrued in excess of, with respect to consolidation loans, 1/12 of 0.50% of the aggregate outstanding principal balance of the consolidation loans that remains unpaid from prior distribution dates and, with respect to the trust student loans other than consolidation loans, 1/12 of 0.90% of the aggregate outstanding principal balance of such trust student loans that remains unpaid from prior distribution dates, (b) the amount of specified increases in the costs incurred by the Servicer which are agreed to pursuant to Section 3.8 of the Servicing Agreement, (c) the amount of specified Conversion Fees, Transfer Fees and Removal Fees (as defined below) incurred since the last Distribution Date and (d) any amounts described in (a), (b) and (c) above that remain unpaid from prior Distribution Dates plus interest on such amounts for the period from the Distribution Date on which such amounts become due to the date such amounts are paid in full at a rate per annum for each Interest Period (as defined below) equal to the sum of (a) the average accepted auction price (expressed on a bond equivalent basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction prior to the Interest Period as reported by the U.S. Treasury Department and (b) 2.00%.

A-1

“Interest Period” shall mean the period from each Distribution Date through the day before the next Distribution Date.  The Carryover Servicing Fee will be payable to the Servicer on each succeeding Distribution Date out of Available Funds after payment on such Distribution Date of all senior amounts payable prior to clause (i) of Section 2.8 of the Administration Agreement.  On the July 2014 Distribution Date, the Servicer shall receive a pro rata portion of the Primary Servicing Fee for the period from, and including, the Closing Date to, and including, June 30, 2014.

The Servicer will be paid a fee (“Conversion Fee”) for any Student Loan added to the Trust Estate which Student Loan is not serviced on the Servicer’s system unless such Student Loan is being substituted into the Trust Estate by the Servicer pursuant to Section 3.5 of this Agreement. The Conversion Fee is equal to the greater of $17.00 per account or the Servicer’s verifiable costs plus 15%.

The Servicer will be paid a fee (“Transfer Fee”) for any Trust Student Loan transferred in or out of the Trust Estate which is at the time of transfer being serviced on the Servicer’s system (regardless of the owner) unless (i) such Trust Student Loans are being removed or added to the Trust in order to comply with the Servicer’s purchase/substitution obligation under Section 3.5 of this Agreement, (ii) such Trust Student Loans are being removed pursuant to Section 3.11F of this Agreement or (iii) such Trust Student Loans are being added to the Trust pursuant to Section 2.10(d) of the Administration Agreement.  The Transfer Fee is equal to $4.00 per account transaction.

The Servicer will be paid a fee (“Removal Fee”) for performing all activities required to remove a Trust Student Loan from the Servicer’s system to another servicer unless such Trust Student Loan is being removed due to the termination of the Servicer pursuant to Section 5.1 of this Agreement.  The Removal Fee is equal to $10.00 per account plus any verifiable direct expenses incurred for shipping such Trust Student Loan to the new servicer.

A-2

ATTACHMENT B

LOCATIONS

Loan Servicing Center/Indianapolis
11100 USA Parkway
Fishers, Indiana 46038
(317) 849-6510

Loan Servicing Center/Pennsylvania
220 Lasley Avenue
Hanover Industrial Estates
Wilkes-Barre, Pennsylvania 18706
(717) 821-3600

Navient Solutions, Inc.
300 Continental Drive
Newark, Delaware 19713
(302) 283-8000

B-1

ATTACHMENT C

REPORTS

1.	Pre-Sale Files and Reports
Cutoff Gold File
PENDTRSTSSN
PENDABCPSSN

2.	Sale Files and Reports
Post Sale Gold File
ASALESSN
TSALESSN
TSALE
Premium Model
Private Roll Rate
Reg AB Summary

3.	Daily Reporting
Daily Borrower Payment Funding (EDW_FDR_UE_TRSTDFI_STG)
Loan Selection Replication (LTLSL/LTLRP/LTCDD)
Daily Buyback
ABCPOWNSSN

4.	Monthly Reporting
PORTCHAR
PORTCSSN
AVGWTDTOTAL
LADSUMMARY
TRUSTBIP
LOSTSAP
SAPACCRUAL
BUYBACK
REBATEFEE
Month End Gold File
LAS Activity Statement

5.	Other reports or data requested from time to time that are necessary for the Issuer to comply with Regulation AB.

C-1

ATTACHMENT D

FORM OF ANNUAL CERTIFICATION

Re:
The Servicing Agreement dated as of May 29, 2014 (the “Agreement”), among Navient Student Loan Trust 2014-1, as Issuer, Navient Solutions, Inc., as Servicer, Navient Solutions, Inc., as Administrator, Deutsche Bank Trust Company Americas, as Eligible Lender Trustee, and Deutsche Bank National Trust Company, as Indenture Trustee

I, ________________________________, the _______________________ of Navient Solutions, Inc. (the “Servicer”), certify to the Administrator, on behalf of the Issuer, and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)
I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Trust Student Loans by the Servicer during 20[ ] that were delivered by the Servicer to the Administrator, on behalf of the Issuer, pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)
Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)	Based on my knowledge, all of the Company Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Administrator, on behalf of the Issuer;
(4)
I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the

D-1

Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and
(5)
The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Administrator, on behalf of the Issuer.  Any material instances of noncompliance described in such reports have been disclosed to the Administrator, on behalf of the Issuer.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:           _________________________

By:	________________________________
Name:
Title:

D-2

ATTACHMENT E

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by Navient Solutions, Inc., as the Servicer, shall address, at a minimum, the criteria identified below (the “Applicable Servicing Criteria”):

Reference	Criteria	Applicability
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the Basic Documents.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the Basic Documents to maintain a back-up servicer for the trust student loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the Basic Documents.

Cash Collection and Administration
1122(d)(2)(i)
Payments on trust student loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the Basic Documents.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	N/A
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the Basic Documents.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the Basic Documents.
N/A
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the Basic Documents. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
N/A
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing	N/A

Reference	Criteria	Applicability

accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the Basic Documents; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the Basic Documents.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the Basic Documents and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the Basic Documents; (B) provide information calculated in accordance with the terms specified in the Basic Documents; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of student loans serviced by the Servicer.
N/A
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the Basic Documents.	N/A
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the Basic Documents.	N/A
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on student loans is maintained as required by the Basic Documents or related student loan documents.
1122(d)(4)(ii)	Student loan and related documents are safeguarded as required by the Basic Documents
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the Basic Documents.	N/A
1122(d)(4)(iv)
Payments on student loans, including any payoffs, made in accordance with the related student loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the Basic Documents, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related student loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the student loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

Reference	Criteria	Applicability
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s student loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the Basic Documents and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the Basic Documents.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a student loan is delinquent in accordance with the Basic Documents. Such records are maintained on at least a monthly basis, or such other period specified in the Basic Documents, and describe the entity’s activities in monitoring delinquent student loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for student loans with variable rates are computed based on the related student loan documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s student loan documents, on at least an annual basis, or such other period specified in the Basic Documents; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable student loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related student loans, or such other number of days specified in the Basic Documents.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the Basic Documents.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the Basic Documents.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the Basic Documents.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the Basic Documents.	N/A

Navient Solutions, Inc., as Servicer Date: _________________________ By: ________________________________ Name: Title: